Exhibit 10.44

Resignation of Philip R. Alfano

On November 8, 2004, Philip R. Alfano, the Company’s Vice President, Finance, Chief Financial Officer and Treasurer announced, for personal reasons, his intention to step down from his current position with the Company effective December 31, 2004.